                                                                    EXHIBIT 99.2

                      PARAGON NETWORKS INTERNATIONAL, INC.
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                               SEPTEMBER 30, 2003

PARAGON NETWORKS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
SEPTEMBER 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                  2003
ASSETS
Current assets:
    Cash and cash equivalents                                                   $  1,733
    Accounts receivable, net of allowance for doubtful accounts
     of $64                                                                        1,970
    Inventories                                                                    3,853
    Prepaid expenses and other current assets                                        191
                                                                                --------
                Total current assets                                               7,747
                                                                                --------

Property and equipment, net                                                          623
                                                                                --------

Other assets                                                                          44
                                                                                --------

                Total assets                                                    $  8,414
                                                                                ========

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
    Bank borrowings, current portion                                            $    231
    Capital lease obligations, current portion                                        12
    Accounts payable                                                               1,063
    Other accrued liabilities                                                        619
                                                                                --------
                Total current liabilities                                          1,925

Capital lease obligations, net of current portion                                      6
                                                                                --------

                Total liabilities                                                  1,931
                                                                                --------

Commitments and contingencies (Notes 2, 4, 6)

Redeemable convertible preferred stock:
    Mandatorily redeemable convertible preferred stock, $0.01 par value
    66,000,000 shares authorized; 50,274,120 shares issued and
    outstanding (liquidation preference $12,569)                                  12,569

    Redeemable convertible preferred stock, $0.01 par value,
    78,940,973 shares authorized issued; and
    outstanding (liquidation preference $17,236)                                  31,262

Stockholders' deficit:
    Common stock, $0.01 par value, 275,000,000 shares authorized;
       11,455,625 shares issued and outstanding                                      114
    Additional paid-in capital                                                     4,420

              The accompanying notes are an integral part of these
                       consolidated financial statements.

    Cumulative translation adjustment                                                 (1)
    Accumulated deficit                                                          (41,881)
                                                                                --------
                Total stockholders' deficit                                      (37,348)
                                                                                --------

                Total liabilities, redeemable convertible preferred stock and
                 stockholders' deficit                                          $  8,414
                                                                                ========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

PARAGON NETWORKS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
(IN THOUSANDS)

                                                 2003      2002
Net sales                                      $ 3,829   $ 2,489

Cost of sales                                    1,755     1,476
                                               -------   -------

                Gross profit                     2,074     1,013
                                               -------   -------

Operating expenses:
    Sales and marketing                            814       978
    General and administrative                     238       389
    Research and development                       563     1,020
                                               -------   -------
                Total operating expenses         1,615     2,387
                                               -------   -------

                Income (loss) from operations      459    (1,374)
                                               -------   -------

Other income (expense):
    Interest income                                  3        12
    Interest expense                               (16)      (19)
    Other (expense) income, net                     (8)       12
                                               -------   -------
                                                   (21)        5
                                               -------   -------

    Income (loss) before income taxes              438    (1,369)

    Income taxes                                     7         6
                                               -------   -------

                Net income (loss)              $   445   $(1,363)
                                               =======   =======

              The accompanying notes are an integral part of these
                       consolidated financial statements.

PARAGON NETWORKS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
(IN THOUSANDS)

                                                                        2003      2002
CASH FLOWS FROM OPERATING ACTIVITIES
    Net income (loss)                                                 $   445   $(1,363)
                                                                      -------   -------
    Adjustments to reconcile net loss to net cash
       provided by (used in) operating activities:
        Depreciation and amortization                                     108       139
        Amortization of deferred compensation                               -        42
        Provision (reversal) for doubtful accounts                          8       (24)
        Changes in assets and liabilities:
             Accounts Receivable                                          131       744
             Inventories                                                   61      (449)
             Prepaid expenses and other current assets                    (16)      178
             Accounts payable                                             (37)     (684)
             Accrued liabilities and other                                (72)     (929)
                                                                      -------   -------
                    Total adjustments                                     183      (983)
                                                                      -------   -------

                    Net cash provided by (used in) operating              628    (2,346)
                       activities                                     -------   -------

CASH FLOWS FROM INVESTING ACTIVITIES
    Capital expenditures                                                   (6)        -
                                                                      -------   -------
                    Net cash used by investing activities                  (6)        -
                                                                      -------   -------

CASH FLOWS FROM FINANCING ACTIVITIES
    Term loan repayments                                                 (116)     (116)
    Payment of capital lease obligations                                  (10)      (28)
                                                                      -------   -------
                    Net cash used by financing activities                (126)     (144)

Effect of foreign exchange rates on cash                                    3         -
                                                                      -------   -------

Net increase (decrease) in cash and cash equivalents                      499    (2,490)

Cash and cash equivalents at beginning of period                        1,234     5,637
                                                                      -------   -------

Cash and cash equivalents at end of period                            $ 1,733   $ 3,147
                                                                      =======   =======

              The accompanying notes are an integral part of these
                       consolidated financial statements.

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

1.       OPERATIONS OF THE COMPANY

         Description of the Business

         Paragon Networks International, Inc. (the "Company") is a provider of tailored services to Wireless Service Providers (WSPs). The Company manufactures products that, using either wire line, wireless, or optical transmission facilities, provide voice and data service connectivity, performance monitoring, compression, aggregation, quality of service filtering, and protection switching of both client and operations support systems traffic.

         The Company has an accumulated deficit of $41,881 at September 30, 2003. To date, the Company has funded its operating losses principally through issuance of equity securities. Management believes that existing cash on hand at September 30, 2003, anticipated revenue growth, and expense control will be sufficient to enable the Company to meet its cash requirements through at least June 30, 2004. In the event the Company is unsuccessful in achieving its planned revenue growth and operating cash flows for June 30, 2004 or is unable to raise additional capital, the Company has developed and will execute a cost reduction strategy which includes, among other actions, a Company-wide work force reduction and the reduction and elimination of various operating expenses. Management believes such cost reduction strategy would be sufficient to enable the Company to meet its obligations through at least fiscal June 30, 2004.

2.       BASIS OF PRESENTATION

         The condensed consolidated financial statements as of September 30, 2003 and 2002 and for the three-month periods then ended are unaudited. In the opinion of management, all adjustments, which consist solely of normal recurring adjustments, necessary to present fairly in accordance with accounting principles generally accepted in the United States of America, the financial position, results of operations and cash flows for all periods presented, have been made. The results of operations for the interim periods presented are not necessarily indicative of the results that may be expected for the full year.

         Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with the Company's audited financial statements and footnotes for the year ended June 30, 2003.

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

        REVENUE RECOGNITION

        The Company generates revenue from two principal sources; product sales and maintenance agreements. For product sales, the Company records revenue upon shipment when a signed agreement is in place, the sales price is fixed and determinable, no significant obligations remain and collectibility is reasonably assured. The Company accrues related product warranty expenses at the time of sale. The Company records maintenance revenues ratably over the maintenance period, generally one-year. Deferred revenue is comprised of payments received for maintenance and other services, which have been paid by customers prior to the services being performed.

        WARRANTY COSTS AND MAINTENANCE CONTRACTS

        The Company typically provides a defined warranty for its products. Such warranty policy is limited to replacement parts and services. Estimated warranty obligations are recorded as costs of sales in the period in which the related revenue is recognized. The Company quantifies and records an estimate for expected warranty related cost based on the Company's historical warranty experience. As of September 30, 2003, the Company had $40 of accrued warranty expense. During fiscal 2004, the Company's warranty reserve was increased by $2, net of warranty claims of $2.

        STOCK COMPENSATION

        The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25") and related interpretations in accounting for its stock-based compensation issued to employees and directors. Under APB 25, compensation expense is recognized to the extent that the fair value of the underlying stock on the date of grant exceeds the exercise price of the employee or director stock option or stock award. The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123) "Accounting for Stock-Based Compensation." Stock-based compensation issued to non-employees is accounted for at fair value as prescribed by SFAS 123.

        The Company accounts for equity instruments issued to non-employees in accordance with SFAS 123 and Emerging Issues Task Force 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18"). These pronouncements require the fair value of equity instruments given as consideration for services rendered be recognized as a non-cash charge to income. The Company records such charges over the period of performance. The equity instruments must be revalued on each subsequent reporting date until performance is complete with a cumulative catch-up adjustment recognized for any changes in their fair value.

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

         Pro-forma disclosure

         If compensation expense had been recognized based on the fair value of options at their grant date, in accordance with SFAS 123, the net income (loss) for the three-month period ending September 30, 2003 and 2002 would have been as follows:

                                                2003     2002
Net income (loss) as reported                  $ 445   $(1,363)
Stock compensation included in net loss            -        33
Stock compensation based on fair value method    (14)      (44)
                                               -----   -------
   Pro forma under SFAS 123                    $ 431   $(1,374)
                                               =====   =======

3.       INVENTORIES

         Inventories at September 30, 2003, consist of the following:

                  2003
Raw material     $2,156
Work-in-process   1,178
Finished goods      519
                 ------

                 $3,853
                 ======

4.       PURCHASE COMMITMENTS

         The Company uses several suppliers to manufacture its products. During the normal course of business, in order to reduce manufacturing lead times and ensure adequate component supply, the Company enters into agreements with certain suppliers to procure minimum levels of inventory. As of September 30, 2003 and 2002, the Company is committed to purchase approximately $700 and $2,600, respectively, of inventory.

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
SEPTEMBER 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

5.       SIGNIFICANT CUSTOMERS

         At September 30, 2003, four of the Company's customers accounted for approximately 34%, 16%, 12% and 10%, respectively, of total accounts receivable. Four customers accounted for approximately 18%, 18%, 11% and 10%, respectively, of total sales for the period ended September 30, 2003.

         At September 30, 2002, two of the Company's customers accounted for approximately 46% and 17%, respectively, of total accounts receivable. Two customers accounted for approximately 41% and 28%, respectively, of total sales for the period ended September 30, 2002.

6.       RECENT DEVELOPMENTS

         In November 2003, Carrier Access Corporation ("Carrier"), a public company traded on the NASDAQ, acquired Paragon Networks International, Inc.

                      PARAGON NETWORKS INTERNATIONAL, INC.
                        CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2003

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                         REPORT OF INDEPENDENT AUDITORS

To the Stockholders and Board of Directors of Paragon Networks International, Inc.:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, of cash flows and of changes in redeemable convertible preferred stock and stockholders' deficit present fairly, in all material respects, the financial position of Paragon Networks International, Inc. and its subsidiary at June 30, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers

Hartford, Connecticut
October 28, 2003

PARAGON NETWORKS INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEET
JUNE 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                  2003
ASSETS
Current assets:
  Cash and cash equivalents                                                                     $    1,234
  Accounts receivable, net of allowance for doubtful accounts of $56                                 2,108
  Inventories (Note 3)                                                                               3,914
  Prepaid expenses and other current assets                                                            177
                                                                                                ----------
          Total current assets                                                                       7,433
                                                                                                ----------

Property and equipment, net (Note 4)                                                                   725
                                                                                                ----------

Other assets                                                                                            42
                                                                                                ----------

           Total assets                                                                         $    8,200
                                                                                                ==========
LIABILITIES REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Bank borrowings, current portion (Note 5)                                                     $      347
  Capital lease obligations, current portion (Note 6)                                                   18
  Accounts payable                                                                                   1,099
  Other accrued liabilities                                                                            362
  Accrued compensation                                                                                 326
                                                                                                ----------
          Total current liabilities                                                                  2,152

Capital lease obligations, net of current portion (Note 6)                                              10
                                                                                                ----------

          Total liabilities                                                                          2,162
                                                                                                ----------

Commitments and contingencies (Note 6)

Redeemable convertible preferred stock:
  Mandatorily redeemable convertible preferred stock, $0.01 par value
  66,000,000 shares authorized; 50,274,120 shares issued and
  outstanding (liquidation preference $12,569)                                                      12,569

  Redeemable convertible preferred stock, $0.01 par value, 78,940,973 shares authorized; 78,940,973 shares issued and
  outstanding (liquidation preference $17,236)                                                      31,262

Stockholders' deficit:
  Common stock, $0.01 par value, 275,000,000 shares authorized;
    11,455,625 shares issued and outstanding                                                           114
  Additional paid-in capital                                                                         4,420
  Cumulative translation adjustment                                                                     (1)
  Accumulated deficit                                                                              (42,326)
                                                                                                ----------
          Total stockholders' deficit                                                              (37,793)
                                                                                                ----------

              The accompanying notes are an integral part of these
                       consolidated financial statements.

Total liabilities, redeemable convertible preferred stock and stockholders' deficit   $    8,200
                                                                                      ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

PARAGON NETWORKS INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2003
(IN THOUSANDS)

                                                  2003
Net sales                                     $   11,435

Cost of sales                                      6,419
                                              ----------
          Gross profit                             5,016
                                              ----------

Operating expenses:
  Sales and marketing                              3,435
  General and administrative                       1,132
  Research and development                         3,536
                                              ----------
                                                   8,103
                                              ----------

          Loss from operations                    (3,087)
                                              ----------

Other income (expense):
  Interest income                                     25
  Interest expense                                   (71)
  Other income                                        11
                                              ----------
                                                     (35)
                                              ----------

  Loss before benefit from income taxes           (3,122)

  Benefit from income taxes                           90
                                              ----------

          Net loss                            $   (3,032)
                                              ==========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

PARAGON NETWORKS INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
FOR THE YEAR ENDED JUNE 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

                                   MANDATORILY REDEEMABLE        REDEEMABLE
                                        CONVERTIBLE              CONVERTIBLE                                 NOTE      ADDITIONAL
                                      PREFERRED STOCK          PREFERRED STOCK          COMMON STOCK      RECEIVABLE    PAID-IN
                                  -----------------------   ---------------------    ------------------
                                    SHARES      AMOUNT        SHARES      AMOUNT        SHARES   AMOUNT  FROM OFFICER   CAPITAL
Balance, June 30, 2002            50,274,120  $    12,569   78,940,973   $ 31,262    12,439,494  $  124  $       (37)  $   4,419

Forgiveness of note receivable
    from officer                           -            -            -          -             -       -           37           -

Stock options exercised                    -            -            -          -        6,000        -            -           2

Amortization of deferred
    compensation                           -            -            -          -             -       -            -           -

Forfeiture of restricted stock             -            -            -          -      (989,869)    (10)           -          (1)

Currency translation adjustment            -            -            -          -             -       -            -           -

Net loss                                   -            -            -          -             -       -            -           -
                                  ----------  -----------   ----------   --------    ----------  ------  -----------   ---------

Balance, June 30, 2003            50,274,120  $    12,569   78,940,973   $ 31,262    11,455,625  $  114  $         -   $   4,420
                                  ==========  ===========   ==========   ========    ==========  ======  ===========   =========

                                                              CURRENCY       TOTAL
                                   DEFERRED    ACCUMULATED  TRANSLATION  STOCKHOLDERS'  COMPREHENSIVE
                                 COMPENSATION    DEFICIT    ADJUSTMENT      DEFICIT          LOSS
Balance, June 30, 2002           $      (141)  $  (39,294)  $      (13)  $   (34,942)   $         -

Forgiveness of note receivable
    from officer                           -            -            -            37              -

Stock options exercised                    -            -            -             2              -

Amortization of deferred
    compensation                         130            -            -           130              -

Forfeiture of restricted stock            11            -            -             -              -

Currency translation adjustment            -            -           12            12             12

Net loss                                   -       (3,032)           -        (3,032)        (3,032)
                                 -----------   ----------   ----------   -----------    -----------

Balance, June 30, 2003           $         -   $  (42,326)  $       (1)  $   (37,793)   $    (3,020)
                                 ===========   ==========   ==========   ===========    ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

PARAGON NETWORKS INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED JUNE 30, 2003
(IN THOUSANDS)

                                                                                   2003
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                      $   (3,032)
                                                                                ----------
  Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                                    531
      Non-cash compensation expense                                                     37
      Amortization of deferred compensation                                            130
      Provision for doubtful accounts                                                   (9)
      Changes in assets and liabilities:
        Receivables                                                                     36
        Inventories                                                                    622
        Prepaid expenses and other current assets                                      105
        Accounts payable                                                              (842)
        Deferred revenue                                                              (217)
        Accrued liabilities and other                                               (1,158)
                                                                                ----------
            Total adjustments                                                         (765)
                                                                                ----------

            Net cash used in operating activities                                   (3,797)
                                                                                ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Capital expenditures                                                                 (48)
                                                                                ----------
            Net cash used in investing activities                                      (48)
                                                                                ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Term loan repayments                                                                (463)
  Proceeds from exercise of stock options                                                2
  Payment of capital lease obligations                                                 (98)
                                                                                ----------
            Net cash used by financing activities                                     (559)

Effect of foreign exchange rates on cash                                                 2
                                                                                ----------

Net decrease in cash and cash equivalents                                           (4,402)

Cash and cash equivalents at beginning of year                                       5,636
                                                                                ----------

Cash and cash equivalents at end of year                                        $    1,234
                                                                                ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash paid during the year for:
     Interest                                                                   $       76

Cash refunded during the year for:
     Taxes                                                                      $      106

              The accompanying notes are an integral part of these
                       consolidated financial statements.

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

1.       OPERATIONS OF THE COMPANY

         Paragon Networks International, Inc. (the "Company") is a provider of tailored services to Wireless Service Providers (WSPs). The Company manufactures products that, using either wire line, wireless, or optical transmission facilities, provide voice and data service connectivity, performance monitoring, compression, aggregation, quality of service filtering, and protection switching of both client and operations support systems traffic. The Company operates in one business segment. The Company leases approximately 26,000 square feet of office space principally in Connecticut. The Company's foreign operations are non-substantive.

         The Company has incurred recurring losses, including $3,032 for fiscal 2003 and has an accumulated deficit of $42,326 at June 30, 2003. To date, the Company has funded its operating losses principally through issuance of equity securities. Management believes that existing cash on hand at June 30, 2003, anticipated revenue growth, and expense control will be sufficient to enable the Company to meet its cash requirements through at least June 30, 2004. In the event the Company is unsuccessful in achieving its planned revenue growth and operating cash flows for the year or is unable to raise additional capital, the Company has developed and will execute a cost reduction strategy which includes, among other actions, a Company-wide work force reduction and the reduction and elimination of various operating expenses. Management believes such cost reduction strategy would be sufficient to ensure the Company meets its obligations through at least June 30, 2004.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of Paragon Networks International, Inc. and its wholly-owned subsidiary. All intercompany profits, transactions and balances have been eliminated in consolidation.

         CASH EQUIVALENTS

         The Company considers all highly liquid investments with maturities of three months or less at time of purchase to be cash equivalents. Cash equivalents consist principally of money market funds that are readily convertible into cash.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts receivable, accounts payable and other accrued expenses approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of long-term debt and capital lease obligations approximates fair value.

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

         INVENTORIES

         Inventories are stated at the lower of cost or market using standard costs which approximate the first in, first out ("FIFO") method.

         PROPERTY AND EQUIPMENT

         Property and equipment is stated at cost less accumulated depreciation and amortization. The Company periodically reviews the carrying value of its fixed assets to assess recoverability based upon expectations of non-discounted cash flows from operations. Depreciation and amortization is provided using the straight-line method based on the estimated useful lives of the assets generally ranging from three to five years. Expenditures for major renewals and improvements considered to extend the useful lives of the property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense when incurred. The cost and related accumulated depreciation of property and equipment are removed from the accounts upon retirement or other disposition and any resulting gain or loss is recorded.

         REVENUE RECOGNITION

         The Company generates revenue from two principal sources; product sales and maintenance agreements. For product sales, the Company records revenue upon shipment when a signed agreement is in place, the sales price is fixed and determinable, no significant obligations remain and collectibility is reasonably assured. The Company accrues related product warranty expenses at the time of sale. The Company records maintenance revenues ratably over the maintenance period. Deferred revenue is recorded for payments received for maintenance and other services, which have been paid by customers prior to the services being performed.

         WARRANTY COSTS AND MAINTENANCE CONTRACTS

         The Company typically provides a defined warranty for its products. Such warranty policy is limited to replacement parts and services. Estimated warranty obligations are recorded as costs of sales in the period in which the related revenue is recognized. The Company quantifies and records an estimate for expected warranty related costs based on the Company's historical warranty experience. As of June 30, 2003, the Company had $38 of accrued warranty expense. During fiscal year 2003, the Company's warranty reserve was reduced by $83, net of current year reserves of $15.

         SHIPPING AND HANDLING COSTS

         Costs incurred in the shipping and handling of customers' goods are included in cost of sales.

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

         INCOME TAXES

         The Company accounts for federal and state income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("SFAS 109"). The federal and state tax provisions are recorded at enacted rates for taxable items included in the statement of operations, regardless of the period in which such items are reported for income tax purposes. Deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities and the effect of net operating loss and tax credit carryforwards for which income tax benefits will be realized in future years. Deferred tax assets are subject to a valuation allowance to reduce them to net realizable value expected in future years.

         RESEARCH AND DEVELOPMENT COSTS

         Research and development costs are expensed in the period incurred.

         STOCK COMPENSATION

         The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25") and related interpretations in accounting for its stock-based compensation issued to employees and directors. Under APB 25, compensation expense is recognized to the extent that the fair market value of the underlying stock on the date of grant exceeds the exercise price of the employee or director stock option or stock award. The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards No. 123 (SFAS 123) "Accounting for Stock-Based Compensation." Stock-based compensation issued to non-employees is accounted for at fair value as prescribed by SFAS 123.

         The Company accounts for equity instruments issued to non-employees in accordance with SFAS 123 and Emerging Issues Task Force 96-18, "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18"). These pronouncements require the fair value of equity instruments given as consideration for services rendered be recognized as a non-cash charge to operations. The Company records such charges over the period of performance. The equity instruments must be revalued on each subsequent reporting date until performance is complete with a cumulative adjustment recognized for any changes in their fair value.

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

         Pro-forma disclosure

         The fair value of each option grant is estimated on the date of grant using the minimum value option-pricing model with the following assumptions:

                                                    2003
Risk free interest rate                        2.70% - 4.52%
Expected dividend yield                             None
Expected life of option                           7 years

         The weighted average fair value of options granted during fiscal 2003 was $0.0025.

         If compensation expense had been recognized based on the fair value of options at their grant date, in accordance with SFAS 123, the net loss for the year ended June 30, 2003 would have been as follows:


                                                          2003
Net loss, as reported                                   $ (3,032)
Stock compensation included in net loss                      130
Stock compensation based on fair value method               (174)
                                                        --------

Pro forma net loss under SFAS 123                       $ (3,076)
                                                        ========

FOREIGN CURRENCY

         The functional currency of the Company's foreign subsidiary is the local currency. Accordingly, the assets and liabilities of the Company's foreign subsidiary is translated into U.S. dollars at exchange rates in effect at the balance sheet date. Income and expense items are translated at average exchange rates for the period. Foreign currency translation adjustments are included in accumulated other comprehensive income as a separate component of stockholders' deficit.

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

USE OF ESTIMATES

         The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The principal estimates affecting the consolidated financial statements relate to management's estimates of the allowance for doubtful accounts, inventory valuation, product warranty claims, the deferred income tax valuation reserve and valuation of equity securities.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and Rescission of FASB Interpretation No. 34". FIN 45 clarifies the requirements of FASB Statement No. 5, Accounting for Contingencies (FAS 5), relating to the guarantor's accounting for, and disclosure of, the issuance of certain types of guarantees. The disclosure requirements of FIN 45, which are effective for the Company's fiscal year ended June 30, 2003, are included in Note 2, which discusses the Company's policy relative to warranty costs. The provisions for initial measurement and recognition are effective on a prospective basis for guarantees that are issued or modified after December 31, 2002.

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FAS 123" ("SFAS 148"). SFAS 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation, in addition to certain new disclosure requirements, which are included in Note 2.

         In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150 ("SFAS 150"), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement changes the accounting for certain financial instruments that, under previous guidance, could be classified as equity or "mezzanine" equity, by now requiring those instruments to be classified as liabilities (or assets in some circumstances) in the statement of financial position. Further, SFAS No. 150 requires disclosure regarding the terms of those instruments and settlement alternatives. For non-public entities, mandatorily redeemable financial instruments are subject to the provisions of this statement for the first fiscal period beginning after December 31, 2003. Upon adoption of this statement and the occurrence of certain events, the Company may be required to reclassify its mandatorily redeemable convertible preferred stock from equity to a liability classification.

         COMPREHENSIVE LOSS

         The Company presents its financial statements in accordance with SFAS No. 130, "Reporting Comprehensive Income." This statement requires that financial statements report unrealized holdings gains and losses on foreign currency translation as a component of comprehensive loss.

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

3.       INVENTORIES

         Inventories consist of the following:

                                   2003
Raw material                     $  2,157
Work-in-process                     1,116
Finished goods                        641
                                 --------

                                 $  3,914
                                 ========

4.       PROPERTY AND EQUIPMENT

         Property and equipment included the following:

                                           USEFUL
                                            LIVES       2003
Computer equipment                           3      $    658
Leasehold improvements                       5           100
Furniture, fixtures and office equipment     3           306
Machinery and equipment                      5         1,320
Computer software                            3           555
                                                    --------
                                                       2,939
Less - accumulated depreciation                       (2,214)
                                                    --------

                                                    $    725
                                                    ========

          Depreciation and amortization expense was $531 for the year ended June 30, 2003.

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

         Included in property and equipment above are assets acquired under capital leases as follows:

                                                      2003
Computer equipment                                  $    169
Furniture, fixtures and office equipment                 111
Machinery and equipment                                  673
Computer software                                         83
                                                    --------
                                                       1,036
Less - accumulated depreciation and amortization        (926)
                                                    --------

                                                    $    110
                                                    ========

5.       DEBT

         In connection with the execution of a 1999 Credit Facility, the Company issued to the lender warrants to purchase 348,837 shares of Common Stock at $0.43 per share. The warrants expire September 21, 2006 and are subject to certain terms and conditions, as defined. In accordance with the terms of the warrant agreement, and as a result of the private placement of the Series C Preferred Stock Offering, the Company increased the number of shares exercisable under the warrant agreement to 405,405 shares and repriced the warrants at $0.37 per share. The resulting fair value increase of $27 assigned to the warrants was accounted for as a discount on the credit facility and recorded in additional paid-in capital. The discount on the credit facility was amortized as interest expense over the term of the credit facility. In accordance with the terms of the warrant agreement and as a result of the private placement of the Series D Preferred Stock Offering, the Company increased the number of shares exercisable under the warrant agreement to 528,014 shares and repriced the warrants at $0.28408 per share. The resulting change in fair value of $9 assigned to the warrants has been accounted for as interest expense and recorded in additional paid-in capital.

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

         In December 2001, the Company entered into a credit facility for an amount not to exceed $3,500 ("2001 Credit Facility"). Under the terms of the 2001 Credit Facility, the Company had $2,500 available under a domestic revolving line of credit, of which $1,000 could be converted to a term loan; and $1,000 under an Export-Import ("Ex-Im") revolving line of credit. In April 2002, the Company borrowed $925 against the term loan feature. The term loan is payable in monthly installments based on a 24 month loan amortization period, however, the term loan is co-terminus with the credit facility and matures on December 21, 2003. The line of credit is limited to 80% of eligible receivables and 20% of eligible inventory, as defined in the credit agreement. Borrowings are collateralized with a first priority interest in all assets of the Company. Notwithstanding the foregoing, the aggregate of all inventory loans shall not exceed the lesser of $300 or 35% of all loans. The terms of the 2001 credit facility required the Company to maintain a minimum tangible net worth of $8,000. In April 2003, the minimum tangible net worth covenant was amended so that for the period June 1, 2003 and thereafter, the minimum tangible net worth must not be less than $5,400. Interest is payable monthly at the greater of Lender's Prime Rate in effect from time to time or 5.5%, plus 1%. The minimum monthly interest expense is $5. At June 30, 2003 total borrowings under the 2001 Credit Agreement were $347 and the interest rate was 6.5%. During 2003, the Company violated one of its covenants to provide the lender with its budget, for which the Company obtained a waiver. The 2001 Credit Facility contains certain subjective acceleration clauses, which upon the occurrence of an adverse change in the Company's business, may cause amounts due under each of the agreements to become immediately due and payable.

         In connection with the execution of the 2001 Credit Facility, the Company issued the lender warrants to purchase 200,000 shares of Series D Preferred Stock at $0.25 per share. The warrants expire December 21, 2008 and are subject to certain terms and conditions as defined. The resulting fair value of $25 assigned to the warrants has been recorded as interest expense on the credit facility and recorded in additional paid-in capital. The discount on the credit facility was expensed as interest expense in the period. The warrants are also subject to certain anti-dilution provisions, these warrants would be exercisable for 273,224 shares of common stock in the event of a conversion event as defined.

6.       COMMITMENTS AND CONTINGENCIES

         PURCHASE COMMITMENTS

         The Company uses several suppliers to manufacture its products. During the normal course of business, the Company enters into agreements with certain suppliers to procure minimum levels of inventory. As of June 30, 2003, the Company is committed to purchase approximately $500 of inventory.

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

         CAPITAL LEASE OBLIGATIONS

         Future minimum payments under capital leases as of June 30, 2003 are as follows:

YEAR ENDING JUNE 30,
2004                                                     $    18
2005                                                           7
2006                                                           3
                                                         -------
Total minimum lease payments                                  28
Less - amount representing interest                           (4)
                                                         -------
Present value of net minimum lease payments                   24
Less - current portion                                       (18)
                                                         -------
                                                         $     6
                                                         =======

         Interest expense incurred with regard to these leases for the year ended June 30, 2003 was $11. The leases are collateralized by the property leased (see Note 4).

OPERATING LEASES

         At June 30, 2003, the Company was committed under facility operating leases with initial terms of five years, expiring in December 2004. Terms of one of the facility leases provides for escalating rent payments in future years, however, the Company recognizes the cost of such lease payments over the term on a straight-line basis. Minimum lease payments under these operating leases at June 30, 2003 are as follows:

YEAR ENDING JUNE 30,
2004                                             $  325
2005                                                186
                                                 ------
Total minimum lease payments                     $  511
                                                 ======

         Total rent expense under all operating leases for the year ended June 30, 2003 aggregated $309.

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

7.       STOCKHOLDERS' EQUITY

         In Fiscal 2002, the Company increased the authorized shares of preferred stock to 144,940,973 and increased the authorized shares of Common Stock to 275,000,000. At June 30, 2003, the Company has reserved 182,049,474 shares of common stock for preferred stock conversion and exercise of stock options and warrants.

         REDEEMABLE CONVERTIBLE PREFERRED STOCK

         Redeemable convertible preferred stock series and amounts outstanding at June 30, 2003 are as follows:

                                                                                          2003
Mandatorily redeemable convertible preferred stock - Series D, $0.01 par value,
  66,000,000 shares authorized; 50,274,120 shares issued and outstanding
  (liquidation preference $12,569)                                                      $ 12,569
                                                                                        --------

      Total mandatorily redeemable convertible preferred stock                          $ 12,569
                                                                                        ========

Redeemable convertible preferred stock - Series A, $0.01 par value,
26,027,328 shares authorized, issued and outstanding (liquidation preference
  $5,205)                                                                               $ 19,461
Redeemable convertible preferred stock - Series B-1, $0.01 par value,
14,539,342 shares authorized, issued and outstanding (liquidation preference
  $2,907)                                                                                  2,768
Redeemable convertible preferred stock-Series B-2, $0.01 par value, 7,974,403
  shares authorized, issued and outstanding (liquidation preference                        1,485
  $1,523)
Redeemable convertible preferred stock - Series C, $0.01 par value, 30,399,900
  shares authorized, issued and outstanding (liquidation preference $7,600)                7,548
                                                                                        --------

      Total redeemable convertible preferred stock                                      $ 31,262
                                                                                        ========

         All series of Preferred Stock have the right to vote the number of votes equal to the number of shares of Common Stock that would be issuable upon conversion. The Company's Board of Directors consists of eight members, of which the holders of Series A are entitled to elect one director, the holders of Series B-1 are entitled to elect one director, the holders of Series B-2 are entitled to elect one director, and the holders of Series C are entitled to elect one director, and the holders of Series D are entitled to elect one director. The holders of all preferred and common stock are entitled as a single class to elect the remaining directors.

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

         The Preferred Stock shall be automatically converted into shares of Common Stock upon the vote of at least 50% of the Preferred Stock holders, upon the closing of a $30 million initial public offering of the Company's Common Stock, or upon the sale of the Company in which the price per share on an as-converted basis payable to Common Stock holders is at least $0.75 per share. Subsequent to September 2006, the holders of a majority of the Series D preferred stock can require the Company to redeem their shares at the original purchase price plus any declared but unpaid dividends.

         The Preferred Stock holders are entitled to receive dividends when and if declared by the Board of Directors at the rate of 8% per year of their original purchase price. Such dividends are non-cumulative.

         Upon any liquidation, dissolution, or winding up of the Company, including an event of change of control, prior to any distribution or payment being other stock, the holders of Series D Preferred Stock shall be entitled to an amount per share equal to their original issue price plus any declared and unpaid dividends on such shares. After the payment in full of the Series D, each holder of Series B-2 and Series C Preferred Stock shall be entitled to, on a pari passu basis, receive prior to any other stockholder of the Company, an amount per share equal to their original issuance price, plus any declared and unpaid dividends on such shares. After payment in full of the Series D, B-2 and C, the holders of Series A and B-1 Preferred Stock shall be entitled to, on a pari passu basis, an amount per share equal to $0.20, respectively, plus all declared and unpaid dividends on such shares. Upon payment of all required preferential amounts, the Preferred Stock holders and Common Stock holders are entitled to ratably share the remaining assets assuming conversion into Common Stock of all such shares of Preferred Stock.

         WARRANTS

         In connection with the execution of a credit facility in Fiscal 2000, the Company issued to a bank warrants to purchase 528,014 shares of Common Stock at $0.28408 per share. The warrants expire in September 2006 (see Note 5).

         In June 2000, the Company issued warrants to purchase 22,925 shares of Common Stock at $0.425 per share and warrants to purchase 332,000 shares of Common Stock at $0.25 per share to outside consultants in exchange for services received. These warrants expire five years from date of issuance.

         In October 2000, the Company issued warrants to purchase 280,000 shares of Common Stock at $0.25 per share to an outside consultant in exchange for services received. In October 2001, the expiration date of the warrants were extended for twelve months and expired in October 2002. In connection with the extension of the term of the warrants, the resulting fair value of $6 was accounted for as compensation expense and recorded in additional paid-in-capital. In connection with the execution of a credit facility in December 2001, the Company issued to a bank warrants immediately exercisable to purchase 200,000 shares of Series D Preferred Stock at $0.25 per share. The warrants expire on December 21, 2008 (see Note 5).

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

         The Company accounted for these warrants under EITF 96-18 and the fair value of such warrants were charged to operating expenses over the period of service, using the following valuation assumptions at September 1999, June 2000, October 2000 and December 2001, respectively
         - risk-fee rate of return of 5.96%, 6.18%, 6.08% and 3.47%, expected dividend yield of zero; expected option life of seven, five, one and five years; and expected volatility of 60%.

                                                                   EXERCISE
                                                   SHARES           PRICE
                                                   UNDER             PER             WARRANTS
                                                  WARRANT           SHARE           EXERCISABLE
Outstanding at June 30, 2002                     1,362,939      $0.25 - 0.425        1,362,939

Expired                                           (280,000)     $0.25                 (280,000)
                                                 ---------                           ---------

Outstanding at June 30, 2003                     1,082,939      $0.25 - 0.425        1,082,939
                                                 =========                           =========

8.       STOCK OPTIONS

         The 1994 Long-Term Incentive Plan ("1994 Plan"), is authorized to issue up to 18,225,791 shares of common stock to key employees and non-employee members of the Board of Directors. The Company also has the 2001 Equity Incentive Plan which reserved 15,046,056 shares of Common Stock available for award to employees. The options granted under the 1994 Plan are intended to be either incentive options, as defined by the Internal Revenue Code, or non-qualified options, which do not meet the requirements of incentive options. Options are granted at the fair value of the common stock at the time of grant, as determined by the Board of Directors. Generally, options have a 10-year term and vest 25% on the first anniversary of the date of grant and then ratably on a monthly basis over the subsequent three years.

         The 2001 Equity Incentive Plan ("2001 Plan") is authorized to issue up to 15,046,056 shares of common stock to key employees and non-employee members of the Board of Directors. The options granted under the 2001 Plan are intended to be either incentive options, as defined by the Internal Revenue Code, non-qualified options, which do not meet the requirements of incentive options or common stock. Options are granted at the fair value of the common stock at the time of grant, as determined by the Board of Directors. Generally, options have a 10-year term and vest 25% on the first anniversary of the date of grant and then ratably on the monthly basis over the subsequent three years.

         In April 2002, the Company commenced an offer to senior executives to exchange outstanding stock options for shares of its Common Stock. These options, whether or not then exercisable, had exercise prices higher than the current market value of the Common Stock.

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

         Options that were tendered were cancelled and the shares of Common Stock otherwise issuable under those options were returned to the pool of shares available for grant under the equity incentive and stock options plans. The executives who participated in the offer received, in exchange for the cancellation of tendered stock options, restricted shares of the Company's Common Stock equal to the number of shares underlying such tendered stock options. In accordance with the exchange offer, 10,980,069 options were tendered and cancelled and an equal number of restricted shares were issued. To the extent that the surrendered options were vested, an equal number of the newly issued restricted common stock were vested in October 2002. The remaining shares of restricted stock vest based on the original terms of the surrendered options. At the time of the exchange, the estimated fair value of a share of restricted common stock was determined, by the Board of Directors, to be $0.011 and the Company recorded total compensation cost of $212, including related payroll taxes. During fiscal 2003, 989,869 of these restricted shares were forfeited and $11 of related deferred compensation cost was reversed. During fiscal 2003, $130 of deferred compensation expense was recognized.

         In December 1999, an officer of the Company exercised an option to purchase 195,000 shares of common stock at $0.191 per share. The Company issued the shares in exchange for a promissory note in the amount of $37. The note matured and was due as a single payment on December 13, 2000, however, the Company extended the maturity date to December 13, 2002. In April 2003, the Company forgave the loan and any interest accrued.

         Activity under the Company's stock compensation plans are as follows:

                                                    2003
                                       -----------------------------
                                                    WEIGHTED-AVERAGE
                                          SHARES     EXERCISE PRICE
Beginning of year                       7,047,352     $    0.1379
Granted at fair value                   6,744,840          0.0110
Exercised                                  (6,000)         0.0191
Cancelled/forfeited                    (3,399,866)         0.0954
                                       ----------     -----------

End of year                            10,386,326     $    0.0694
                                       ==========     ===========

                                                                   WEIGHTED                               WEIGHTED
                                             REMAINING              AVERAGE             EXERCISABLE       AVERAGE
    RANGE OF                   NUMBER       CONTRACTUAL            EXERCISE               OPTIONS         EXERCISE
EXERCISE PRICES             OUTSTANDING         LIFE                 PRICE              OUTSTANDING        PRICE
 $0.6871-0.6890                 131,160         3.67               $ 0.6889                131,160        $ 0.6889
     0.2500                   1,514,653         7.14                 0.2500              1,081,760          0.2500
     0.1910                     861,860         5.47                 0.1910                860,818          0.1910
     0.0110                   7,878,653         9.20                 0.0110                630,810          0.0110
                             ----------                                                  ---------
                             10,386,326         8.52               $ 0.0694              2,704,548        $ 0.1968

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

9.       INCOME TAXES

         The benefit for income taxes consists of the following:

                                                       JUNE 30,
                                                        2003
Current:
  Federal                                               $   -
  Foreign                                                 (33)
  State                                                   (57)
                                                        -----

                                                        $ (90)
                                                        =====

         The Company recorded a state income tax benefit in 2003 principally resulting from the exchange for cash of certain Connecticut research and development credits. This benefit is a result of Connecticut legislation, which allows companies to obtain cash refunds from the State of Connecticut at a rate of 65% of their annual research and development expense credits, in exchange for not carrying forward the full amount of these credits into future years. The Company also recorded a foreign income tax benefit of $33 in 2003 relating to certain refundable research and development credits at its Canadian subsidiary.

         The difference between the actual tax provision and the amounts obtained by applying the statutory U.S. Federal income tax rate to income before taxes is primarily attributable to state income taxes and the increase in valuation allowance attributable to deferred income tax assets.

         Significant components of the Company's deferred tax assets are as follows:

                                                        JUNE 30,
                                                          2003
Gross deferred tax assets:
  Net operating loss carryforwards                      $ 14,084
  Tax credit carryforwards                                 1,082
  Reserves                                                   421
  Other                                                       94
                                                        --------
                                                          15,681
Valuation allowance                                      (15,681)

Net deferred tax asset                                  $      -
                                                        ========

PARAGON NETWORKS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2003
(IN THOUSANDS, EXCEPT SHARE DATA)

         The Company has provided a valuation allowance for the full amount of the net deferred tax asset as of June 30, 2003, since management has not determined realization of these future benefits to be more likely than not. In the event the Company generates taxable income in future periods, the deferred tax assets would be available, subject to certain annual limitations, to offset future income taxes.

         The status of the Company's net operating loss carryforwards as of June 30, 2003 are as follows:

         The use of the federal net operating loss carryforwards available to offset future federal taxable income is limited under Internal Revenue Service regulations as a result of ownership changes which have occurred since the inception of the Company. Such annual limitation equals the fair value of the Company at the date of an ownership change, multiplied by an interest rate specified by the Treasury Department. As a result of ownership changes, use of the Company's net operating losses will be subject to limitation.

         At June 30, 2003, the Company has research and development credits and state tax credits that will expire at various dates through 2023.

                                                                   EXPIRATION
                                                     AMOUNT           DATES
Federal net operating losses                        $   38,769      2004-2023
State net operating losses                              18,184      2004-2009

10.      SIGNIFICANT CUSTOMERS

         At June 30, 2003, three of the Company's customers accounted for approximately 31%, 17% and 17% of total accounts receivable. Three customers accounted for approximately 30%, 21% and 10%, respectively, of total sales for the year ended June 30, 2003.

11.      SUBSEQUENT EVENTS (UNAUDITED)

         In November 2003, Carrier Access Corporation ("Carrier"), a public company traded on the NASDAQ, acquired Paragon Networks International, Inc.